UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

ISTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISTA PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 10, 2008

TO OUR STOCKHOLDERS:

You are cordially invited to the Annual Meeting of Stockholders of ISTA PHARMACEUTICALS, INC., a Delaware corporation. The meeting will be held on Wednesday, December 10, 2008 at 11:30 a.m., local time, at the offices of Stradling Yocca Carlson & Rauth, our legal counsel, located at 660 Newport Center Drive, 16th Floor, Newport Beach, California 92660 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect three Class II directors to serve for a term of three years expiring upon the 2011 Annual Meeting of Stockholders or until his or her successor is elected;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this notice.

Only our stockholders of record at the close of business on November 6, 2008 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, there are three ways to vote your shares by proxy: call the toll-free number listed on the accompanying proxy; visit the Internet site address listed on the accompanying proxy; or complete, sign and date the proxy and return it in the envelope provided. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS

/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D.
Chief Executive Officer, President and Director

Irvine, California

November 7, 2008

ISTA PHARMACEUTICALS, INC.

PROXY STATEMENT FOR THE 2008

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 10, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of ISTA Pharmaceuticals, Inc., for use at the Annual Meeting of Stockholders to be held Wednesday, December 10, 2008 at 11:30 a.m., local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of Stradling Yocca Carlson & Rauth, our legal counsel, located at 660 Newport Center Drive, 16th Floor, Newport Beach, California 92660. The telephone number at that location is (949) 725-4000.

These proxy solicitation materials and our annual report for the year ended December 31, 2007, including financial statements, were first mailed on or about November 10, 2008 to all stockholders entitled to vote at the meeting.

Record Date and Shares Outstanding as of the Record Date

Holders of shares of our common stock of record at the close of business on November 6, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. The shares of our common stock are our only class of voting securities. As of the Record Date, approximately 33,036,602 shares of our common stock were issued and outstanding and held of record by approximately 161 stockholders.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

Stockholders may vote by proxy or in person at the meeting. To vote by proxy, stockholders may: call the toll-free number listed on the accompanying proxy; visit the Internet site address listed on the accompanying proxy; or complete, sign and date the proxy and return it in the envelope provided. The Internet and telephone voting facilities will close at 1:00 a.m., Central Time, on December 10, 2008. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee (each, a “Nominee”), then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the instruction card they provide for voting your shares.

The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting who will determine whether or not a quorum is present. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present.

Abstentions

When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•

abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•

abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker does not receive voting instructions from the beneficial owner, and (ii) the broker lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

•

broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal; and

•

broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

Vote Required

Directors are elected by a plurality of votes cast, so the three nominees who receive the most votes will be elected. Abstentions will not be taken into account in determining the election of directors and broker non-votes will not result because the election of directors is a discretionary matter.

Ratification of the independent registered public accounting firm will require an affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the ratification and the proposal. Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this item.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class II directors, for the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2008, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

Revocability of Proxies

Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to Secretary, ISTA Pharmaceuticals, Inc., 15295 Alton Parkway, Irvine, California 92618 in writing prior to or at the meeting or by attending the meeting and voting in person.

Other Business; Stockholder Proposals

We do not intend to present any other business for action at the Annual Meeting and do not know of any other business to be presented by others.

Under Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), in order for business to be properly brought by a stockholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. Thus, proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act must be received at our executive offices on or before August 12, 2009 in order to be considered for inclusion in the Company’s proxy statement and proxy card for the 2009 annual meeting.

Our bylaws contain additional requirements that must be satisfied for any stockholder proposal made other than under Rule 14a-8. Compliance with these requirements will entitle the proposing stockholder only to present such proposals or nominations before the meeting, not to have the proposals or nominations included in the Company’s proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting by a shareholder unless the stockholder has given timely written notice in proper form of such proposal or nomination to the Secretary of the Company. Such proposals or nominations may be made only by persons who are shareholders of record on the date on which such notice is given and on the record date for determination of shareholders entitled to vote at that meeting. Shareholder notices of any proposals or nominations intended to be considered at the 2009 annual meeting will be timely under our Bylaws only if received at our executive offices no later than August 12, 2009. However, if the 2009 Annual Meeting is called for a date that is not within thirty days before or after December 10, 2009, any such notice will be timely only if it is received a reasonable time before solicitation is made.

To be in proper form, a stockholder’s notice to the Secretary shall set forth:

(a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

(b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

(e) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

We did not receive any notices from our stockholders for matters to be considered at the Annual Meeting. Any notice concerning proposals or nominations sought to be considered at the 2009 annual meeting should be addressed to our Secretary at 15295 Alton Parkway, Irvine, California 92618. The full text of the bylaw provisions referred to above may be obtained by contacting our Secretary at the foregoing address, by telephone at (949) 788-6000, on our Internet website at www.istavision.com, or on our EDGAR page accessible through the SEC’s web site at www.sec.gov.

Under Rule 14a-4 promulgated under the Securities Exchange Act of 1934, as amended, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the meeting.

Stockholders Sharing the Same Last Name and Address

In accordance with notices we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Secretary, ISTA Pharmaceuticals, Inc., 15295 Alton Parkway, Irvine, California 92618.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of October 31, 2008 by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers named in the Summary Compensation Table, and (iv) all of our directors and named executive officers as a group.

Name And Address of Beneficial Owner (1)	Amount And Nature of Beneficial Ownership (2)	Approximate Percent Owned (2)

DIRECTORS AND NAMED EXECUTIVE OFFICERS

Vicente Anido, Jr., Ph.D. (3)	1,133,346	3.33%

Marvin J. Garrett (4)	280,210	*

Timothy McNamara (5)	99,085	*

Peter Barton Hutt (6)	103,316	*

Kathleen D. LaPorte (7)	104,442	*

Benjamin F. McGraw III, Pharm.D. (8)	111,149	*

Dean J. Mitchell (9)	78,066	*

Thomas A. Mitro (10)	310,175	*

Andrew J. Perlman (11)	26,900	*

Wayne I. Roe (12)	110,775	*

Lauren P. Silvernail (13)	296,335	*

Richard C. Williams (14)	129,816	*

All executive officers and directors as a group (12 persons) (15)	2,783,615	7.82%

5% STOCKHOLDERS

Investor AB (16)	2,658,392	8.05%

Credit Suisse (17)	8,553,237	24.68%

James E. Flynn and Deerfield Investment Entities (18)	3,312,619	9.98%

Antecip Capital LLC Versant Capital Management LLC Herriot Tabuteau (19)	2,921,850	8.84%
Visium Asset Management, LLC Jacob Gottlieb (20)	2,619,514	7.93%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each stockholder is c/o ISTA Pharmaceuticals, Inc., 15295 Alton Parkway, Irvine, California 92618.

(2)

This table is based upon information supplied by officers and directors, and with respect to principal stockholders, Schedules 13D and 13G, as well as Forms 4, filed with the SEC. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 33,036,602 shares of common stock outstanding as of October 31, 2008. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of October 31, 2008, are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, we believe that each of the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(3)	Includes 1,044,296 shares subject to options exercisable within 60 days after October 31, 2008.
(4)	Includes 257,110 shares subject to options exercisable within 60 days after October 31, 2008.
(5)	Includes 81,085 shares subject to options exercisable within 60 days after October 31, 2008.
(6)	Includes 100,850 shares subject to options exercisable within 60 days after October 31, 2008.
(7)	Includes 100,850 shares subject to options exercisable within 60 days after October 31, 2008.
(8)	Includes 107,183 shares subject to options exercisable within 60 days after October 31, 2008.
(9)	Includes 75,600 shares subject to options exercisable within 60 days after October 31, 2008.
(10)	Includes 285,075 shares subject to options exercisable within 60 days after October 31, 2008.
(11)	Includes 24,434 shares subject to options exercisable within 60 days after October 31, 2008.
(12)	Includes 107,183 shares subject to options exercisable within 60 days after October 31, 2008.
(13)	Includes 266,928 shares subject to options exercisable within 60 days after October 31, 2008.
(14)	Includes 100,850 shares subject to options exercisable within 60 days after October 31, 2008.
(15)	Includes 2,551,444 shares subject to options exercisable within 60 days after October 31, 2008.
(16)

Based on a Form 4 filed with the SEC on June 19, 2007, by Investor AB. Consists of 1,860,874 shares held by Investor Growth Capital Limited and 797,518 shares held by Investor Group, L.P., of which Investor AB serves as the ultimate general partner. Investor Growth Capital Limited is a Guernsey company, with its principal place of business at National Westminster House, Le Truchot, St. Peter Port, Guernsey, Channel Islands GYI, 4PW. Investor Growth Capital Limited is ultimately a wholly owned subsidiary of Investor AB, a publicly-held Swedish company with its principal place of business at Arsenalsgatan 8c, S-103 32, Stockholm, Sweden.

(17)

Based, in part, on (i) a Schedule 13D/A filed with the SEC on July 3, 2007, and (ii) a Form 4 filed with the SEC on October 15, 2007, each filed by Credit Suisse, a Swiss bank (the “Bank”), on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”). The Reporting Person may be deemed to beneficially own an aggregate of 6,937,852 shares of common stock, consisting of (i) 6,587,036 shares of common stock held directly by Sprout Capital IX, L.P. (“Spout IX”), (ii) 26,388 shares of common stock held directly by Sprout Entrepreneurs’ Fund, L.P. (“Sprout Entrepreneurs”), (iii) 324,300 shares of common stock held directly by Sprout IX Plan Investors, L.P. (“IX Plan”), and (iv) 128 shares of common stock held directly by Credit Suisse Securities (USA) LLC (“CS Sec USA LLC”), a Delaware limited liability company and a registered broker-dealer that effects trades in many companies, including the Company. In addition to the 6,937,852 shares noted above, Sprout IX, Sprout Entrepreneurs and IX Plan also hold warrants, issued on September 26 and October 30, 2008, to purchase up to an aggregate of 1,535,136 shares, 6,241 shares and 74,008 shares, respectively. The terms of these warrants contain a blocker provision under which the holder thereof cannot exercise such warrants to the extent that such exercise would result in beneficial ownership by the holder, together with its affiliates, of more than 9.98% of the shares of common stock then issued and outstanding. The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland and the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010. The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The address of the principal business and office of CS Hldgs USA Inc is Eleven Madison Avenue, New York, NY 10010, USA. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland. CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. CS USA Inc is the successor company of Credit Suisse First Boston (USA), Inc. (“CSFB-USA”), and all references hereinafter to CSFB-USA shall be deemed to refer to CS USA Inc. CS USA Inc is the sole member of CS Sec USA LLC. CS Sec USA LLC is the successor company of Credit Suisse First Boston LLC (“CSFB LLC”), which is the successor company of Credit Suisse First Boston Corporation (“CSFBC”), and all references hereinafter to CSFB LLC and CSFBC shall be deemed to refer to CS Sec USA LLC. The address of the principal business and office of each of CS USA Inc and CS Sec USA LLC is Eleven Madison Avenue, New York, New York 10010. Sprout IX, Sprout Entrepreneurs and IX Plan are Delaware limited partnerships which make investments for long-term appreciation. DLJ Capital Corporation (“DLJCC”), a Delaware corporation and a wholly-owned subsidiary of CS USA Inc, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout

Entrepreneurs. DLJCC is also the managing general partner of Sprout IX and, as such, is responsible for its day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX and Sprout Entrepreneurs. DLJ Associates IX, L.P. (“Associates IX”), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. (“DLJCA IX”), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, is the general partner of IX Plan and, as such, is responsible for its day-to-day management. DLJLBO II makes all of the investment decisions on behalf of IX Plan. DLJLBO II is an indirect wholly-owned subsidiary of CS USA Inc. The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, Sprout IX, Sprout Entrepreneurs, IX Plan and DLJLBO II is Eleven Madison Avenue, New York, New York 10010. DLJCC, DLJCA IX, Associates IX, Sprout IX, Sprout Entrepreneurs, IX Plan and DLJLBO II are collectively referred to as the “CS Entities.” With respect to any rights or powers to vote, or to direct the vote of, or to dispose of, or direct the disposition of, the shares of common stock referenced above, there is shared power to vote, or to direct the vote of, and to dispose of, or to direct the disposition of, such shares of common stock among the Reporting Person, CS Hldgs USA Inc, CS USA Inc, CS Sec USA LLC and the CS Entities.

(18)

Based, in part, on (i) a Schedule 13G/A filed with the SEC on February 13, 2007 by James E. Flynn, individually, and on behalf of Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield International Limited, Deerfield Special Situations Fund International Limited, and (ii) a Form 4 filed with the SEC on September 25, 2008 by James E. Flynn, individually, and on behalf of Deerfield Management Company, L.P. and Deerfield International Limited. Consists of (i) 940,090 shares held by Deerfield Partners, L.P., (ii) 296,052 shares held by Deerfield Special Situations Fund, L.P. (includes 5,295 shares issuable upon exercise of warrants issued on September 26 and October 30, 2008, respectively), (iii) 1,266,717 held by Deerfield International Limited, (iv) 594,760 shares held by Deerfield Special Situations Fund International Limited (includes 9,705 shares issuable upon exercise of warrants issued on September 26 and October 30, 2008, respectively), (v) 51,705 shares issuable upon exercise of warrants issued on September 26 and October 30, 2008, respectively, held by Deerfield Private Design Fund, L.P., (vi) 83,295 shares issuable upon exercise of warrants issued on September 26 and October 30, 2008, respectively, held by Deerfield Private Design International, L.P., and (vii) 80,000 shares held by James E. Flynn. The terms of the September 26 and October 30, 2008 warrants contain a blocker provision under which the holder thereof cannot exercise such warrants to the extent that such exercise would result in beneficial ownership by the holder, together with its affiliates, of more than 9.98% of the shares of common stock then issued and outstanding. Without regard to the 9.98% blocker provision, the warrants held by Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, Deerfield Private Design Fund, L.P., and Deerfield Private Design International, L.P. would otherwise be exercisable into an aggregate of 431,746 shares, 791,330 shares, 4,215,947 shares, and 6,791,747 shares, respectively. Deerfield Capital, L.P. is the general partner of Deerfield Partners, L.P. and Deerfield Special Situations Fund, L.P. James E. Flynn is the managing member of the general partner of Deerfield Capital, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield International Limited and Deerfield Special Situations Fund International Limited. Mr. Flynn is the managing member of the general partner of Deerfield Management Company, L.P. Mr. Flynn disclaims beneficial ownership in shares held by the various Deerfield entities except to the extent of his pecuniary interest therein. The business address of James E. Flynn, Deerfield Capital, L.P., Deerfield Partners, L.P. Deerfield Special Situations Fund, L.P. and Deerfield Management Company, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. The business address of Deerfield International Limited and Deerfield Special Situations International Limited is c/o Hemisphere Management (B.V.I.) Limited, Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, British Virgin Islands.

(19)

Based on information set forth in a Schedule 13G/A filed with the SEC on March 7, 2008. Comprised of (i) 2,660,000 shares held by Antecip Capital LLC, and (ii) 261,850 shares held by Versant Capital Management LLC. Herriot Tabuteau is the managing member of Antecip Capital LLC and Versant Capital Management LLC and so may be deemed to beneficially own such shares of common stock. Mr. Tabuteau disclaims such beneficial ownership. The principal business office of Antecip Capital LLC is 630 5th Avenue, Suite 2074, New York, New York 10111. The principal business office of Versant Capital Management LLC is 45 Rockefeller Plaza, Suite 2074, New York, New York 10111. The principal business office of Mr. Tabuteau is c/o Antecip Capital LLC, 630 5th Avenue, Suite 2074, New York, New York 10111.

(20)

Based on information set forth in a Form 13F-HR/A filed with the SEC on September 8, 2008. Such shares are held in varying amounts by Visium Balanced Fund Offshore, LTD., Visium Long Bias Offshore Fund, LTD., Visium Balanced Fund, Visium Long Bias Fund and Atlas Master Fund, Ltd. Visium Asset Management, LLC is the investment advisor to the Visium Balanced Fund, LP, Visium Balanced Offshore Fund, Ltd. Visium Long Bias Fund, LP and Visium Long Bias Offshore Fund, Ltd. (collectively, the “Visium Funds”), and also manages an account for Atlas Master Fund, Ltd. Jacob Gottlieb is the Principal of Visium Asset Management, LLC. By virtue of such relationship, Visium Asset Management, LLC and Mr. Gottlieb share dispositive and voting control over such securities and, therefore, beneficially own the securities held by the Visium Funds and Atlas Master Fund, Ltd. The principal business office of Visium Balanced Fund, LP, Visium Long Bias Fund, LP, and Visium Asset Management, LLC is c/o Visium Asset Management, LLC, 950 Third Avenue, New York, NY 10022. The principal business office of Visium Balanced Fund Offshore, Ltd. and Visium Long Bias Fund Offshore, Ltd., is c/o Morgan Stanley Fund Services (Cayman) Limited, P.O. Box 2681GT, Century yard, 4th Floor, Cricket Square, Hutchins Drive, Grand Cayman, Cayman Islands, British West Indies. The principal business office of Atlas Master Fund, Ltd., is c/o Walkers SPV Limited, Walker House, P.O. Box 908 GT, George Town, Grand Cayman, Cayman Islands, British West Indies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since January 1, 2007, there have been no transactions in which the Company was or is a participant in which the amount involved exceeded $120,000 and in which any related person (as that term is defined for purposes of Section 404(a) of Regulation S-K) had or will have a direct or indirect material interest, and there are currently no such proposed transactions.

Review, Approval or Ratification of Transactions with Related Persons

Our policy with regard to related party transactions is that all material transactions are to be reviewed by the Audit Committee for any possible conflicts of interest. A “related party transaction” is defined to include any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our directors, executive officers (and immediate family members of our directors and executive officers), and persons controlling over five percent of our outstanding common stock. In the event of a potential conflict of interest, the Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the Audit Committee’s deliberations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

Pursuant to our Restated Certificate of Incorporation and Amended and Restated Bylaws, our Board of Directors currently consists of eight persons and one vacancy. Our Board of Directors is divided into three classes serving staggered terms of three years. The Class II directors, Vicente Anido, Jr., Ph.D., Kathleen D. LaPorte, and Richard C. Williams, are scheduled to serve until the Annual Meeting. The Class I directors, Peter Barton Hutt, Benjamin F. McGraw III, Pharm.D., and Andrew J. Perlman, are scheduled to serve until the annual meeting of stockholders in 2010. The Class III directors, Dean J. Mitchell and Wayne I. Roe, are scheduled to serve until the annual meeting of stockholders in 2009.

In the event that any person nominated as a Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The name of the Class II nominees for election to the Board of Directors at the Annual Meeting, age as of the Record Date, and certain information are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Continuing Class I Directors
Peter Barton Hutt	73	Senior Counsel, Covington & Burling	2002
Benjamin F. McGraw III, Pharm.D.	59	Managing Member, Long Shadows Asset Management, LLC	2000	*
Andrew J. Perlman	60	Chief Executive Officer of Innate Immune, Inc.	2006

Nominees for Class II Directors
Vicente Anido, Jr., Ph.D.	55	President and Chief Executive Officer	2001
Kathleen D. LaPorte	47	Managing Director, New Leaf Venture Partners, L.L.C.	2002
Richard C. Williams	65	President, Conner-Thoele Limited	2002

Continuing Class III Directors
Dean J. Mitchell	52	President and Chief Executive Officer of Alpharma, Inc.	2004
Wayne I. Roe	58	General Partner, DFJ IoCube Ventures, Inc.	1998	*

*	Dr. McGraw and Mr. Roe resigned as directors on November 19, 2002 in connection with the closing of a private placement financing and were reappointed as directors in December 2002.

Nominees for Terms Expiring at the Annual Meeting

Class II Directors

Vicente Anido, Jr., Ph.D. has served as our President and Chief Executive Officer and on our Board of Directors since December 2001. From June 2000 to September 2001, Dr. Anido was general partner for Windamere Venture Partners. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a biotechnology company. From 1993 to 1996, he served as President of the Americas Region of Allergan, a specialty pharmaceutical company focusing on ophthalmology, dermatology and neuromuscular indications. Dr. Anido is also a director of Apria Healthcare, Inc. Dr. Anido received a Ph.D. in Pharmacy Administration from the University of Missouri.

Kathleen D. LaPorte has served on our Board of Directors since November 2002. Ms. LaPorte is a Managing Director of New Leaf Venture Partners, LLC located in Menlo Park, California. Previously, Ms. LaPorte was a General Partner in the Healthcare Technology Group of the Sprout Group located in Menlo Park, California, which she joined in 1993 and became a General Partner in 1994. Between 1987 and 1993, Ms. LaPorte was a principal at Asset Management Company, a venture capital firm focused on early-stage investments. Previously, Ms. LaPorte was a financial analyst with The First Boston Corporation. Ms. LaPorte is a member of the Board of Directors of Affymax, Inc. and VNUS Medical Technologies, Inc. Ms. LaPorte received a B.S. from Yale University and a M.B.A. from Stanford University Graduate School of Business.

Richard C. Williams has served on our Board of Directors since December 2002 and as Chairman of our Board of Directors since July 2004. Since 1989, Mr. Williams has served as the founder and President of Conner-Thoele Limited, a consulting and financial advisory firm specializing in the healthcare industry and pharmaceutical segment. From 2000 to April 2001, Mr. Williams also served as Vice Chairman-Strategic Planning and director of King Pharmaceuticals, Inc. From 1992 to 2000, Mr. Williams served as Chairman and director of Medco Research, a cardiovascular pharmaceutical development company, prior to its acquisition by King Pharmaceuticals in 2000. From 1997 to 1999, Mr. Williams was Co-Chairman and a director of Vysis, a genetic biopharmaceutical company. Prior to founding Conner-Thoele Limited, Mr. Williams held various operational and financial management officer positions with Erbamont, N.V., Field Enterprises, Inc., Abbott Laboratories and American Hospital Supply Corporation. Mr. Williams is also a director, Chairman and interim Chief Executive Officer of Cellegy Pharmaceuticals, Inc., a specialty biopharmaceutical company. Mr. Williams received a B.A. degree from DePauw University and an M.B.A. from the Wharton School of Finance.

Directors Whose Terms Extend Beyond the Annual Meeting

Class I Directors

Peter Barton Hutt has served on our Board of Directors since November 2002. Mr. Hutt is a senior counsel specializing in food and drug law in the Washington, D.C. law firm of Covington & Burling. From time to time, Covington & Burling provides legal services to us. Mr. Hutt joined Covington & Burling in 1960 and was named partner in 1968, leaving from 1971 to 1975 to serve as Chief Counsel for the Food and Drug Administration and returning to Covington & Burling in September 1975. Mr. Hutt is the co-author of the casebook used to teach Food and Drug Law throughout the country and teaches a full course on the subject annually at Harvard Law School. Mr. Hutt is a member of the Board of Directors of Introgen Therapeutics, Inc., Celera Corporation, Momenta Pharmaceuticals, Inc., and Xoma Ltd. Mr. Hutt received a B.A. from Yale University and an LL.B. from Harvard University. In addition, Mr. Hutt received a Master of Laws degree in Food and Drug Law from New York University Law School.

Benjamin F. McGraw, III, Pharm.D. has served on our Board of Directors since April 2000, except for the period from November 2002 to December 2002. Dr. McGraw is the managing member of Long Shadows Asset Management, LLC, an investment advisory company. Prior to this, Dr. McGraw was President and Chief Executive Officer since 1994, director since 1996, and Treasurer since 2006, of Urigen Pharmaceuticals, Inc. (formerly known as Valentis, Inc.), a biotechnology company. Prior to this, Dr. McGraw was Corporate Vice President for Corporate Development of Allergan. Before that, he was an equity analyst and a fund manager at Carerra Capital Management. Prior to this, he was Vice-President, Development for Marion Laboratories and Marion, Merrell Dow. Dr. McGraw is a director and Chairman of TRF Pharma, Inc., a biotechnology company, and is also a director of Urigen Pharmaceuticals, Inc. Dr. McGraw received B.S. and Doctor of Pharmacy degrees from the University of Tennessee Center for the Health Sciences where he also completed a clinical practice residency.

Andrew J. Perlman, M.D., Ph.D. was appointed to our Board of Directors in April 2006. Dr. Perlman is the co-founder and has served since October 2004 as the Chief Executive Officer of Innate Immune, Inc., a company engaged in the discovery and development of therapeutics for asthma and autoimmune diseases. Dr. Perlman served in various senior management positions, culminating as Executive Vice President, at Tularik, Inc., a public biotechnology company, from 1993 through October 2004; except from February to October 2002, when he served as the Chief Executive Officer and a member of the Board of Directors of Affymax, Inc., a privately-held biopharmaceutical company. While at Tularik, Dr. Perlman’s principal responsibilities were in the areas of clinical research and business development by which he provided medical input and strategy for all Tularik clinical projects, and played an active role in Tularik’s financing activities and in its merger with Amgen in 2004. Prior to 1993, Dr. Perlman was a Senior Director of Clinical Research at Genentech, Inc. and served as a faculty member in the Department of Medicine at Stanford University. Dr. Perlman presently is a member of the Board of Directors of Innate Immune, Inc. Dr. Perlman received his M.D. and his Ph.D. in Physiology from New York University.

Class III Directors

Dean J. Mitchell was appointed to our Board of Directors in July 2004. In July 2006, Mr. Mitchell assumed the role of President and Chief Executive Officer at Alpharma Inc., a global specialty pharmaceutical company, and was also appointed a member of its board of directors. Prior to Alpharma, he was President and Chief Executive Officer of Guilford Pharmaceuticals Inc., from December 2004 until its acquisition by MGI Pharma Inc. in October 2005 and was a non-executive Director of MGI until its acquisition by Eisai Co., Ltd. in January 2008. Mr. Mitchell was at Bristol-Myers Squibb (BMS) from 2001 until 2004 in several roles including President, International, President US Primary Care and Vice President, Strategy. He also spent 15 years at Glaxo SmithKline (GSK) and its predecessor companies, most recently as Senior Vice President, Clinical Development and Product Strategy from 1999 to 2001, and prior to that as Vice President and General Manager, Specialty Divisions, Strategic Planning and Business Development, from 1995 to 1999. He received his MBA degree from City University Business School (London, UK) and his B.Sc. degree in Biology from Coventry University, UK.

Wayne I. Roe has served on our Board of Directors since June 1998, except for the period from November 2002 to December 2002. Mr. Roe was Senior Vice President for United Therapeutics, Inc., a biotechnology company, from November 1999 to November 2000. From November 1988 to March 1999, Mr. Roe founded and served in various management positions at Covance Health Economics and Outcome Services, a consulting firm for life sciences companies, last serving as Chairman of the Board of Directors. Mr. Roe has been a general partner in DFJ IoCube Ventures, Inc., a medical device focused venture capital firm, since 2007. Mr. Roe is also currently a director of Favrille, Inc., a biopharmaceutical company focused on the treatment of cancer and other diseases of the immune system. Mr. Roe received a M.A. in Political Economy from the State University of New York and an M.A. in Economics from the University of Maryland.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE THREE NOMINEES SET FORTH ABOVE.

Board Meetings and Committees

Our Board of Directors held nine meetings during the fiscal year ended December 31, 2007. Each of the directors serving at the time attended in person or by teleconference at least 75% of the aggregate of all of the meetings held by the Board of Directors and any committees of the Board of Directors on which such person served during the last fiscal year. Although we have no formal policy requiring director attendance at annual meetings of stockholders, directors are encouraged to attend the annual meetings of stockholders. All incumbent directors attended the 2007 annual meeting of stockholders.

Our common stock is listed on The Nasdaq Global Market and are governed by its listing standards. Our Board of Directors has determined that the following seven directors satisfy the current “independent director” standards established by Nasdaq Marketplace Rules: Peter Barton Hutt, Kathleen D. LaPorte, Benjamin F. McGraw III, Dean J. Mitchell, Andrew J. Perlman, Wayne I. Roe and Richard C. Williams. Peter Barton Hutt, a member of our Board of Directors since November 2002, is a senior counsel in the Washington, D.C. law firm of Covington & Burling. From time to time, attorneys at Covington & Burling, other than Mr. Hutt, provide legal services to us, and the provision of such services was considered by our Board in determining that Mr. Hutt is independent.

Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by our Board of Directors, copies of which are posted on our Internet website at www.istavision.com. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary. Each Committee is described as follows:

Name of Committees and Members	General Functions of the Committees		Number of Meetings in Fiscal 2007
AUDIT COMMITTEE Richard C. Williams (Chairperson) Benjamin F. McGraw, III, Pharm.D. Wayne I. Roe	•	Oversees our accounting and financial reporting processes	9
	•	Appoints, determines compensation for and oversees the work of the independent auditors
	•	Approves the services performed by the independent auditors
	•	Approves related party transactions

COMPENSATION COMMITTEE Benjamin F. McGraw, III, Pharm.D. (Chairperson) Kathleen D. LaPorte Dean J. Mitchell	•	Sets executive compensation guidelines	7
	•	Administers the Company’s stock incentive plans
	•	Recommends to Board of Directors compensation of Chief Executive Officer and members of the Board of Directors
	•	Approves compensation of executive officers other than Chief Executive Officer

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Peter Barton Hutt (Chairperson) Andrew J. Perlman	•	Recommends corporate governance principles	2
	•	Reviews and makes recommendations regarding candidates for service on the Board of Directors
	•	Assists with executive development and succession matters

Audit Committee. Our Board of Directors has determined that all of the members of the Audit Committee meet the independence standards of Nasdaq Marketplace Rule 4200(a)(15), as well as Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10A-3 promulgated thereunder. Our Board of Directors has also designated Mr. Williams and Dr. McGraw as our “audit committee financial experts,” as defined by the rules of the SEC.

Compensation Committee. Our Board of Directors has determined that all of the members of the Compensation Committee meet the independence standards of Nasdaq Marketplace Rule 4200(a)(15).

Nominating and Corporate Governance Committee. Our Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee meet the independence standards of Nasdaq Marketplace Rule 4200(a)(15).

As reflected in the charter of the Nominating and Corporate Governance Committee, factors considered by the Nominating and Corporate Governance Committee in the selection of director nominees are experience in business, finance, administration or healthcare, familiarity with our business and industry and, as applicable, specific expertise, including but not limited to such matters as clinical development, regulatory strategy or business development. The Nominating and Corporate Governance Committee also gives consideration to candidates with appropriate non-business backgrounds, illustratively, with backgrounds in medicine, research, government or intellectual property. The Nominating and Corporate Governance Committee gives consideration to individuals identified by stockholders, management and members of the Board.

Our bylaws provide for business to be brought by a stockholder before an annual meeting, including nominations for the election of directors, so long as our Secretary receives, at the corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. See “Other Business; Stockholder Proposals” above.

In addition it is our policy that director candidates recommended by stockholders will be given appropriate consideration in the same manner as other director candidates presented to the Nominating and Corporate Governance Committee. Stockholders who wish to submit a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by submitting a comprehensive written resume of the recommended nominee’s business and educational experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the candidate’s resume and consent to: Chairperson of the Nominating and Corporate Governance Committee, c/o ISTA Pharmaceuticals, 15295 Alton Parkway, Irvine, California 92618. The foregoing policy is subject to our Restated Certificate of Incorporation, our bylaws and applicable law. No director nominations by stockholders have been received as of the filing of this proxy statement.

Stockholder Communications to the Board of Directors

Stockholders may submit communications to our Board of Directors, its Committees or the Chairperson of the Board of Directors or any of its Committees or any individual members of the Board of Directors by addressing a written communication to: Board of Directors, c/o ISTA Pharmaceuticals, Inc., 15295 Alton Parkway, Irvine, California 92618. Stockholders should identify in their communication the addressee, whether it is our Board of Directors, its Committees or the Chairperson of the Board of Directors or any of its Committees or any individual member of the Board of Directors. Stockholder communications will be forwarded to our Vice President, Human Resources. The Vice President, Human Resources will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee on our Board of Directors or if the communication is addressed generally to our Board of Directors to our Chairperson of the Board of Directors.

Director Compensation

Our non-employee directors received the following compensation in fiscal 2007 for the service on Board of Directors and its Committees:

•   An annual retainer of $20,000 for Board of Directors service.

•   $1,500 for each Board meeting attended.

•   $1,000 for telephonic attendance at any Board or committee meeting.

•   The Chairperson of the Board receives an additional $30,000 annual retainer.

•   The Chairperson of the Audit Committee receives an additional $10,000 annual retainer.

•   The Chairperson of each of the Compensation and Nominating and Governance Committees receives an additional $5,000 annual retainer.

•   Reimbursement for travel and miscellaneous expenses in connection with attendance at Board and committee meetings.

•   Upon initial election or appointment to the Board, an equity grant of options and restricted stock, determined by dividing $193,250 by the closing price of our common stock on the grant date, comprised of 60% options and 40% restricted stock (based on a 3:1 ratio of options to restricted stock).

•   Non-employee directors who, immediately after the annual meeting of stockholders, continue to serve on the Board of Directors and have served on the Board for at least the six (6) months preceding the annual meeting of stockholders receive an annual equity grant of options and restricted stock equal, determined by dividing $127,650 by the closing price of our common stock on the grant date, comprised of 60% options and 40% restricted stock (based on a 3:1 ratio of options to restricted stock).

•   The shares subject to the initial equity grants vest in three equal annual installments while the shares subject to the annual equity grants will be fully vested upon the first anniversary of the date of grant.

•   During the fiscal year ending December 31, 2007, we granted non-employee directors options to purchase an aggregate of 77,700 shares of common stock each at an exercise price of $6.90 per share and issued an aggregate of 17,262 shares of restricted stock at a purchase price of $0.001 per share under our 2004 Performance Incentive Plan.

The following table summarizes all compensation paid to or earned by directors for fulfilling their duties as directors in 2007.

Director Compensation Paid for the 2007 Fiscal Year

Name (a)	Fees Earned or Paid in Cash ($)[1] (b)	Stock Awards ($) (c)	Option Awards ($)[2] (d)	Total ($) (h)
Peter Barton Hutt	$34,407	$3,765	$72,048	$110,220

Kathleen D. LaPorte	$34,500	$3,765	$72,048	$110,313

Benjamin F. McGraw III, Pharm.D.	$53,000	$3,765	$72,048	$128,813

Dean J. Mitchell	$37,000	$3,765	$72,048	$112,813

Andrew Perlman	$32,000	$3,765	$41,808	$77,573

Wayne I. Roe	$37,000	$3,765	$72,048	$112,813

Richard Williams	$73,500	$3,765	$72,048	$149,313

1.	Reflects cash compensation earned for fiscal year end 2007.
2.	Represents the proportionate amount of the total fair value of option and stock awards recognized by the Company as an expense in 2007 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No.123 (revised 2004) Share-Based Payment (FAS 123R). The awards for which expense is shown in this table include the awards made in 2007 as well as awards granted in previous years for which we continued to recognize expense in 2007. The assumptions used to calculate the FAS 123 fair value of option awards are disclosed in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. In 2007, each director received 2,466 stock awards and 11,100 options. The grant date fair value of 2007 stock awards and option awards computed in accordance with Statement of Financial Accounting Standards No. 123R to each Director was $17,012.93 and $47,169.45, respectively. As of December 31, 2007, each Director had 2,466 restricted shares outstanding. Each director also had the following number of options outstanding: Peter Barton Hutt, 100,850; Kathleen D. LaPorte, 100,850; Benjamin F. McGraw III, Pharm.D., 107,183; Dean J. Mitchell, 75,600; Andrew J. Perlman, 31,100; Wayne I. Roe, 110,146; Richard C. Williams, 100,850.

Other Executive Officers

Marvin J. Garrett (57) has served as our Vice President, Regulatory Affairs, Quality & Compliance since February 2000, and previously served as our Vice President, Development from June 1999 to February 2000. From May 1994 to June 1999, Mr. Garrett was Vice President, Regulatory Affairs and Clinical Research for Xoma, Ltd., a biotechnology company. From 1990 to 1994, he was President and General Manager of Coopervision Pharmaceutical, a division of the Cooper Companies, Inc. Prior to joining Coopervision, Mr. Garrett was Vice President of Regulatory Affairs, Clinical Research and Quality for Iolab Pharmaceuticals, a Johnson & Johnson Company, and also Director of Regulatory Affairs for Allergan. Mr. Garrett received a B.S. in Microbiology from California State University, Long Beach.

Timothy R. McNamara, Pharm.D. (52) has served as our Vice President, Clinical Research and Medical Affairs since November 2006, and previously served as Director, Medical Affairs, from November 2004 to November 2006. Dr. McNamara was Director, Medical Affairs at Amgen from June 2001 to July 2004. Prior to that, Dr. McNamara was at Bristol-Myers Squibb from June 1989 to January 1998 where he last served as Director, Advance Health Care Services in the Department of Medical Affairs, and served as Senior Director of Medical Affairs for Searle from February 1998 to May, 2000, and was Chief Executive Officer of PRN Inc., a contract research organization, from June 2000 to June 2001. Dr. McNamara also held the position of Associate Professor at St. Louis College of Pharmacy and Samford University, and Clinical Pharmacist for the Program on Aging at Jewish Hospital and Washington University, School of Medicine, St Louis. Dr. McNamara received his B.S. in Pharmacy in 1979, and his Pharm.D. in 1981 from University of Missouri, Kansas City.

Kathleen McGinley (59) has served as our Vice President, Human Resources and Corporate Services, since November 2003. From January 2003 to November 2003, Ms. McGinley served as a consultant to ISTA. From May 2000 to January 2003, Ms. McGinley served as Director and Vice President, Human Resources for Littlefeet, Inc. From December 1999 to May 2000 she served as Director of Human Resources for Combi-Chem/Dupont Pharmaceuticals in San Diego, CA. Ms. McGinley received a M.S. from the University of Tennessee, Knoxville.

Kirk McMullin (55) has served as Vice President, Operations since August 2002. From 1995 to 2002, Mr. McMullin was Vice President, Worldwide Manufacturing Support for Allergan. Mr. McMullin received a B.A. from Humboldt State University.

Thomas A. Mitro (51) has served as our Vice President, Sales & Marketing since July 2002. From 1980 to 2002, Mr. Mitro held several positions at Allergan, including Vice President, Skin Care, Vice President, Business Development and Vice President, e-Business. Mr. Mitro received a B.S. degree from Miami University.

Lauren P. Silvernail (50) has served as our Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development since March 2003. From 1995 to March 2003, Mrs. Silvernail served in various operating and corporate development positions for Allergan, most recently serving as Vice President, Business Development. From 1989 to 1994, she was a general partner at Glenwood Ventures and served as a director and operating manager for several portfolio companies. Mrs. Silvernail received a M.B.A. from the University of California, Los Angeles.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, we did not identify any such required report that was not timely filed, except as follows: Drs. Anido and McNamara, Messrs. Mitro, McNamara, Garrett and McMullin, and Mmes. Silvernail and McGinley each filed a Form 4 late on February 21, 2007 to report the grant of stock options and restricted stock.

Code of Ethics

Our Board of Directors adopted our Code of Ethics and Conduct which applies to our principal executive officer and principal financial and accounting officer, as well as to all of our other employees. A copy of the Code of Ethics and Conduct is available on our website free of charge at www.istavision.com. If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the Code of Ethics and Conduct for our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, we will disclose the nature of such amendment or waiver on our Internet site at www.istavision.com or in a Current Report on Form 8-K.

Executive Compensation

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy

Compensation Objectives

Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

•	Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;

•	Motivate executives to achieve optimum performance for us;

•	Align the financial interest of executives and stockholders through equity-based plans; and

•	Provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Elements

Our compensation program is designed to be simple, straightforward and fair and consists of the following elements:

•	Base salary;

•	Annual cash bonus;

•	Long-term incentives;

•	A nominal perquisite; and

•	Employment and change-in-control agreements.

Target Pay and Mix for Compensation Elements

The Compensation Committee reviews both total compensation and each element of compensation when making pay decisions and recommendations to our Board of Directors. Although actual compensation can be above or below targets based on individual and Company performance, retention considerations and executive experience, we generally target the following market percentiles for compensation for our executives:

•	Base salary is targeted at the 50th percentile of the market to ensure that we provide a competitive pay package and provide executives with a level of security for at least a portion of their pay;

•	The annual cash bonus is targeted at the 75th percentile of the market in the event of superior performance to ensure that superior performance is incentivized and rewarded;

•	The annual long-term incentive grant is targeted at the 50th percentile of the market to reflect our emphasis on long-term Company growth; and

•	Our perquisites are nominal and our employment and change-in-control agreements are targeted at the median of the market.

In allocating compensation among these elements, we have pursued an overall compensation strategy for executives that emphasizes incentive, not fixed, compensation as illustrated by the following:

•

The base salary of our chief executive officer, or CEO, is only 34% of his total 2007 compensation package with the remaining 66% based on incentive compensation (based on a 2007 base salary, 2007 annual bonus paid in 2008, and the value of long-term incentives granted in 2007);

•

The base salaries of our other Named Executive Officers (each of whom, in addition to our CEO, are identified in the Summary Compensation Table below), on average, were 46% of their total 2007 compensation package with the remaining 54% based on incentive compensation (based on a 2007 base salary, 2007 annual bonus paid in 2008, and the value of long-term incentives granted in 2007); and

•

We have also emphasized long-term compensation over short-term compensation given that we are in our early stages of growth where a long-term focus is critical and given that we attract executives who are generally more motivated by long-term compensation over short-term compensation.

Compensation Element Details

Base Salary

We pay base salaries to reward executives for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their compensation. The primary factors considered by the Compensation Committee in establishing or making recommendations to the Board of Directors regarding base salaries are:

•	Individual and Company performance;

•	Executive experience, position criticality and overall responsibility of the executive;

•	Comparable company and survey market data; and

•	Internal equity among positions.

Named Executive Officer salaries are considered for adjustment annually as part of our annual review process. The base salary of our CEO is recommended by the Compensation Committee and approved by the Board of Directors. The base salary of all other Named Executive Officers is approved by the Compensation Committee. For 2007, Named Executive Officers were increased by approximately 4% to 5%. In addition, Mrs. Silvernail and Mr. McMullin received market adjustments of approximately 3%.

Annual Cash Bonus Plan

In February 2007, the Board of Directors, upon recommendation of the Board’s Compensation Committee, adopted a cash bonus plan (“Bonus Plan”). Under the Bonus Plan, participating executive officers and employees were eligible to earn cash bonus compensation based on 2007 Company and individual performance. The Bonus Plan is designed to reward achievement of predetermined Company and individual goals. No bonus is guaranteed to any executive.

The Compensation Committee was responsible for evaluating the individual performance of the CEO for the 2007 fiscal year and for submitting to the Board of Directors the Compensation Committee’s recommendation regarding the amount of the cash bonus payable to the CEO under the Bonus Plan. The Compensation Committee’s recommendation was based upon 2007 Company performance and such other relevant factors considered in the discretion of the Compensation Committee. The Board of Directors has the final authority to approve the Compensation Committee’s recommendation regarding the amount of the cash bonus payable, if any, to the CEO under the Bonus Plan.

The CEO was responsible for evaluating each participating executive officer’s 2007 performance and for submitting to the Compensation Committee his recommendations regarding the amount of the cash bonus payable to each such executive officer. The CEO’s recommendations were based upon the CEO’s assessment of each executive officer’s individual performance for 2007 and other relevant factors considered in the discretion of the CEO. The Compensation Committee had the final authority to approve the CEO’s recommendations regarding the amount of the cash bonus, if any, payable to each executive officer under the Bonus Plan.

Under the Bonus Plan, executives were eligible to receive all or a portion of a target bonus expressed as a percentage of their respective base salaries. The 2007 target bonus of our CEO was 60% of his base salary and the target bonuses for our other Named Executive Officers were between 35% and 40% of their annual base salaries. As a result of the Company falling behind comparable companies with respect to bonus target opportunity, the Compensation Committee recommended, and the Board of Directors approved, increasing the CEO’s 2008 target bonus from 60% to 65%, and the Compensation Committee approved the increase of Mrs. Silvernail’s and Mr. Mitro’s 2008 target bonuses from 40% to 50% and 40% to 45%, respectively, and all other Named Executive Officer’s 2008 targets bonuses from 35% to 40%.

Over time, the Bonus Plan has shifted from a milestone achievement plan of a developing biotechnology company to a plan that is more heavily weighted on achievement of specific financial goals that are more appropriate for a commercial pharmaceutical company. For 2007, funding for the Bonus Plan was weighted 70% on achievement of specific financial goals and 30% on achievement of specific milestones.

With respect to our 2007 financial goals (70% of the total bonus opportunity), the Board of Directors, upon recommendation of the Compensation Committee, adopted guidelines to determine tiered funding based on various levels of sales achievement and expense target. Regardless of the guidelines, Bonus Plan funding continues to be at the discretion of the Board of Directors. The portion of the funding of the Bonus Plan that was based on milestones (30% of the total bonus opportunity) involved the filing of a New Drug Application, or NDA, with the U.S. Food and Drug Administration, or FDA, advancing a product into the next phase of trials and pipeline building activities. The specific details of these financial goals and milestones are confidential Company information, the disclosure of which could cause us financial harm. The Board of Directors considers these goals and milestones as challenging to achieve and are set to focus executive attention on key accomplishments that will enhance our long-term value.

Once the Board of Directors has established the funding level for the Bonus Plan, individual determinations of bonuses are calculated for the CEO and the other Named Executive Officers based on their achievement of specific goals appropriate to their roles in the Company. The CEO’s goals are identical to the Company’s funding goals, so he is measured 70% on financial performance and 30% on our specific milestone goals. Other Named Executive Officer goals are based on financial and department specific goals. As is the case with the financial goals and milestones, the specific details of the financial and department specific goals are confidential Company information, the disclosure of which could cause us financial harm. These financial and department specific goals are challenging to achieve and set to focus executive attention on key accomplishments that will enhance our long-term value.

Under the pre-established funding guidelines for the financial portion of the bonus (70% of the total bonus opportunity) and the milestone portion of the bonus (30% of the opportunity), the funding of the Bonus Plan was at 91% for fiscal 2007.

Bonus achievement by individual ranged from approximately 88% to 91% of target for all Named Executive Officers, except for Thomas Mitro. Mr. Mitro’s bonus was approximately 99% of target because of his exceptional performance in achieving the sales targets, market share results for Xibrom and Istalol and the building of the sales/marketing infrastructure, including the scale-up of the sales force.

Long-Term Incentives

The Company’s 2004 Performance Incentive Plan provides for the grant of stock options, restricted stock awards and performance shares to qualified employees and officers. Equity awards, which may include stock options and restricted stock grants, are provided to executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company. Long-term incentive rewards are also used to help retain employees through the use of vesting.

Historically, we have awarded only stock options to executives and employees. In 2007, long-term incentive awards were delivered in the form of both stock options and restricted stock awards, with the following weightings:

Long-term Incentive Instrument	Approximate Percentage of Total Award Value (Assumes 3 to 1 Ratio of Options to Restricted Stock)
Stock Options	60%
Restricted Stock	40%

Stock options for annual performance grants vest 1/48th per month over 48 months (4 years) and restricted stock vests 25% per year over 4 years.

We made the decision to add restricted stock to the long-term incentive mix after careful consideration of the following factors:

•

The volatility of our common stock causes a high expense value for a stock option, which could create a situation where the cost to us of issuing an option could exceed the value ultimately delivered to employees;

•

Restricted stock has more retentive value in the event of a downturn in the stock markets and helps align employee thinking with a true shareholder in that employees would not only have an interest in increasing the value of the stock, but also an interest in avoiding price declines; and

•

The competitive marketplace is beginning to use restricted stock as at least a portion of the long-term incentive award and we want to ensure that our long-term incentive package remains competitive with the market.

Despite these potential advantages of restricted stock, the Compensation Committee still believes that continuing to grant a high percentage of the total long-term incentive package in stock options is important to ensure that employees are appropriately motivated to increase our long-term value.

Decisions around the size of long-term incentive awards for the CEO are made by the Board of Directors, upon recommendation of the Compensation Committee, after careful consideration of the following factors:

•	Company and individual performance;

•	Comparable company and survey market data; and

•	Retention considerations.

Decisions around the size of long-term incentive awards for the other Named Executive Officers are made by the Compensation Committee after careful consideration of the following factors:

•	Company and individual performance;

•	The CEO’s recommendations;

•	Comparable company and survey market data;

•	Retention considerations;

•	Internal equity; and

•	Executive potential.

The Chief Executive Office was granted 20,800 restricted shares and 93,600 stock options in 2007. Other Named Executive Officers received restricted stock grants ranging from 5,500 to 8,000 and option grants ranging from 24,200 to 36,000.

Perquisite

We only offer one nominal perquisite to our executives. Each executive is provided with a taxable benefit of $5,000 to cover the executive’s cost of tax preparation, financial planning or other non-reimbursable expenses at the executive’s discretion. The purpose of providing this benefit is to ensure that executives are focused on their Company responsibilities and not on taxes or financial planning, and to ensure that executives receive quality and ethical advice on these matters.

Employment and Change in Control Agreements

We have entered into executive employment agreements (“Executive Employment Agreements”) with our CEO and each of the other Named Executive Officers. We have entered into these Executive Employment Agreements to provide a competitive total compensation package for Named Executive Officers and to provide Named Executive Officers with personal financial security in the event that such Named Executive Officers are in the position of making Company decisions such as selling the Company or making an acquisition that may impact the Named Executive Officer’s own position with the Company. The level of benefit provided under the Executive Employment Agreements was established after a careful review of employment agreements with executives at comparable companies and after quantifying the Company’s financial exposure under the Executive Employment Agreements in the event of an executive termination under a variety of circumstances.

Each Executive Employment Agreement provides for an annual base salary and eligibility to receive an annual target bonus and equity awards. Annual adjustments to base salary, determination of bonuses and equity awards are at the discretion of our Board of Directors, with respect to CEO, and the Board’s Compensation Committee, with respect to the other Named Executive Officers.

Each officer’s employment may be terminated at any time with or without cause, or by reason of death or disability, or each officer may voluntarily resign at any time with or without good reason. Each Executive Employment Agreement provides for specific benefits under a variety of termination scenarios. A detailed description and quantification of those potential benefits is described on pages 24 to 30 of this Proxy Statement.

Compensation Determination Process

Role of the Compensation Committee

The Compensation Committee of the Board of Directors, comprised of three independent directors, oversees our executive compensation programs. These programs include base salary for executive officers, both annual and long-term incentive compensation programs, perquisites, and employment and change-in-control agreements. The CEO’s total compensation is recommended by the Compensation Committee and approved by the Board of Directors. The compensation of all other executive officers is recommended by the CEO and approved by the Compensation Committee. See also “Compensation Element Details” above and “Role of Management in the Compensation Determination Process” below.

The specifics of the responsibilities of the Compensation Committee can be found in the Committee’s charter located on our website at www.istavision.com. The Compensation Committee meets regularly regarding compensation issues and regularly receives input from its independent compensation consultant, Pearl Meyer & Partners (“PM&P”).

Role of Management in the Compensation Determination Process

Management plays a limited role in the compensation determination process. The CEO prepares annual reviews for top executives and makes compensation recommendations for his direct reports to the Compensation Committee. At the request of the Compensation Committee, management occasionally makes proposals to the Compensation Committee regarding incentive targets, incentive plan structure and other compensation related matters.

Role of the Compensation Consultant in the Compensation Determination Process

In 2007, the Compensation Committee engaged PM&P as its independent, objective compensation consultant. PM&P reports directly to the Chair of the Compensation Committee and does not provide any services to us other than those requested by Compensation Committee Chair or his designee. PM&P assists the Compensation Committee and management in understanding compensation concepts, management proposals relating to changes in compensation, and changing regulatory requirements. Primary services provided to the Compensation Committee by PM&P in 2007 included:

•

Development of a Peer Group of comparable companies in the life sciences field that were of similar size to us. Comparable companies used in the 2007 compensation analyses were Auxilium Pharmaceuticals, Biomarin Pharmaceuticals, Encysive Pharmaceuticals, Hollis Eden Pharmaceuticals, Inspire Pharmaceuticals, Pain Therapeutics, Pozen Inc., Salix Pharmaceuticals, Santarus Inc., and ZILA Inc.;

•	A competitive analysis of compensation for each executive utilizing comparable company compensation data, and size and industry appropriate broad survey data;

•	Assistance with the preparation of our executive compensation disclosures;

•	Quantification of employment contract benefits under a variety of termination situations; and

•	General compensation advice.

Specifics of Compensation Determination Process

For 2007, the compensation determination process followed by the Compensation Committee was as follows:

•

On January 18, 2007, the Compensation Committee reviewed guidelines prepared by management at the Committee’s request regarding tiered funding of the financial component of the 2007 Bonus Plan (representing 70% of the total Bonus Pool funding opportunity) based on different levels of financial performance. The Compensation Committee also reviewed proposed milestone goals representing 30% of the total Bonus Plan funding opportunity. After discussion and deliberation, the Compensation Committee recommended that the Board of Directors approve the financial and milestone guidelines for the 2007 Bonus Plan, which were subsequently approved by the Board;

•

Also on January 18, 2007, the Compensation Committee reviewed the compensation of the CEO. In considering the appropriate level of compensation for the CEO, the Compensation Committee reviewed the CEO’s total current compensation, the Company and the CEO’s performance, as well as Peer Group and survey data compiled by the Compensation Committee’s independent compensation consultant. The Chair of the Compensation Committee proposed a recommended 2007 base salary and 2007 annual equity grant for the CEO based on the factors previously described. After discussion and deliberation, the Compensation Committee agreed with the Compensation Committee Chair’s recommendations and made a recommendation to the Board of Directors on February 2, 2007 to approve the CEO’s 2007 base salary and equity grant;

•	On February 2, 2007, the Board of Directors approved the CEO’s 2007 base salary and long-term incentive grant, as recommended by the Compensation Committee;

•

On February 2, 2007, the Compensation Committee reviewed the compensation of the other Named Executive Officers. In determining the appropriate level of compensation for the Named Executive Officers, the Compensation Committee reviewed each Named Executive Officer’s total current compensation, Company and individual performance, internal equity, the CEO’s recommendations, as well as Peer Group and survey data compiled by the Committee’s independent compensation consultant. After discussion and deliberation, the Compensation Committee approved the CEO’s recommendations regarding the other Named Executive Officers’ 2007 base salaries and 2007 long-term incentive grants;

•

On January 16, 2008, the Compensation Committee reviewed our performance against the pre-established goals for funding the Bonus Plan and, after discussing and reviewing the guidelines for the financial and milestone portions of the total 2007 Bonus Plan opportunity, the Compensation Committee determined and recommended to the Board of Directors that the 2007 Bonus Plan be funded at 91%. On February 8, 2008, the Board of Directors approved that the 2007 Bonus Plan be funded at 91%, as recommended by the Compensation Committee;

•

On January 16, 2008, the Compensation Committee reviewed and discussed the performance of the CEO in fiscal 2007 against the accomplishment of our goals in 2007, and recommended to the Board of Directors that the CEO receive a bonus of 91% of his target bonus; and

•

On February 8, 2008, the Board of Directors approved the CEO’s bonus at 91% of his target bonus, as recommended by the Compensation Committee. Also on February 8, 2008, the Compensation Committee approved the other Named Executive Officers bonuses, which ranged from 88% to 99% of their target bonuses depending on the achievement of their personal goals.

Impact of Accounting and Tax

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, (the “Code”) may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to our CEO and four other highest paid executive officers in any one fiscal year.

Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers. In order to preserve our ability to deduct the compensation income associated with equity awards granted to such person, for the purposes of Section 162(m) of the Code, the 2004 Performance Incentive Plan provides that no employee may be granted, in any of one calendar year, options relating to more than 400,000 shares of common stock and restricted shares and performance shares relating to more than 100,000 shares of common stock. In addition, the 2004 Performance Incentive Plan provides that in connection with an employee’s initial employment, the employee may be granted options relating to up to 800,000 shares of common stock and restricted shares and performance shares relating to up to 200,000 shares of common stock. To the extent grants under the 2004 Performance Incentive Plan are in excess of these limitations, such excess shall not be exempt from the deductibility limits of Section 162(m) of the Code.

We have considered the impact of compensation expense associated with issuing stock options, and the potentially high expense associated with a Company stock option was a factor in the decision to change the long-term incentive compensation package from 100% options to 70% options and 30% restricted stock (assuming a 3 to 1 ratio of options to restricted stock).

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2007 served as an officer, former officer or employee of the Company or any of its subsidiaries. During fiscal year 2007, no executive officer of the Company served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of the Company’s Board of Directors or Compensation Committee, and no executive officer of the Company served as a member of the board of directors of any other entity, one of whose executive officers served as a member of the Company’s Compensation Committee.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Benjamin F. McGraw, III, Pharm.D. (Chairman)

Kathleen D. LaPorte

Dean J. Mitchell

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this Report by reference therein.

Summary Compensation Table

The following table summarizes aggregate amounts of compensation paid or accrued by the Company for the year ended December 31, 2007 for services rendered by our chief executive officer, chief financial officer and each of our other three most highly compensated executive officers as of the end of the last fiscal year whose total compensation exceeded $100,000 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)1	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]	Total ($)

(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Vicente Anido, Jr., Ph.D. President & CEO	2007	$447,507	$66,614	$288,426	$244,338	$5,000	$1,051,885
	2006	$426,198	$27,423	$439,174	$204,575	$5,000	$1,102,370
Lauren P. Silvernail Chief Financial Officer	2007	$259,160	$21,302	$125,426	$92,571	$5,000	$503,459
	2006	$241,500	$8,256	$174,202	$81,144	$5,000	$510,102
Marvin J. Garrett Vice President, Regulatory Affairs, Quality, and Compliance	2007	$285,384	$22,148	$101,647	$88,297	$5,000	$502,476
	2006	$274,408	$8,994	$56,845	$78,000	$5,000	$423,247
Thomas A. Mitro Vice President, Sales and Marketing	2007	$274,482	$20,114	$82,282	$110,561	$5,000	$492,439
	2006	$263,925	$5,750	$125,438	$100,000	$5,000	$500,113
Timothy McNamara Vice President, Clinical Research and Medical Affairs	2007	$249,600	$16,730	$101,062	$77,837	$5,000	$450,229
	2006	$204,983	$4,073	$24,239	$69,120	$5,000	$307,415

1.	Represents the proportionate amount of the total fair value of option and stock awards recognized by the Company as an expense for financial accounting purposes. The fair values of these awards and the amounts expensed were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No.123 (revised 2004) Share-Based Payment (FAS 123R). The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table included elsewhere in this Proxy Statement, as well as awards granted in previous years for which we continued to recognize expense. The assumptions used to calculate the FAS 123 fair value of option awards are disclosed in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
2.	Reflects the actual payouts for fiscal year 2007 under the plan-based non-equity incentive plan.
3.	Reflects payments for tax planning.

Grants of Plan-Based Awards in 2007 Fiscal Year

The following table summarizes grants of awards pursuant to plans made to Named Executive Officers during the year ended December 31, 2007.

Name	Grant Date[1]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2,3]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[4]	Full Fair Value of Equity Awards ($)[5,6]
(a)	(b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	(i)	(j)	(k)	(l)
Vicente Anido, Jr., PhD	2/2/2007	$107,402	$268,504	$448,402	–	–	–	20,800		$7.43	$154,523
	2/2/2007				–	–	–		93,600	$7.43	$471,416
Lauren P. Silvernail	2/2/2007	$41,466	$103,664	$173,119	–	–	–	7,000		$7.43	$52,203
	2/2/2007				–	–	–		36,000	$7.43	$181,314
Marvin J. Garrett	2/2/2007	$39,954	$99,884	$166,807	–	–	–	7,000		$7.43	$52,003
	2/2/2007				–	–	–		36,000	$7.43	$181,314
Thomas A. Mitro	2/2/2007	$43,917	$109,793	$183,354	–	–	–	8,000		$7.43	$59,432
	2/2/2007				–	–	–		35,000	$7.43	$176,278
Timothy McNamara	2/2/2007	$34,944	$87,360	$145,891	–	–	–	5,500		$7.43	$40,860
	2/2/2007				–	–	–		24,200	$7.43	$121,883

1.	Reflects the SFAS 123R date of the grant for all stock options and restricted stock granted in 2007.
2.	For Dr. Anido, target reflects 60% of base salary. For Mr. Mitro and Ms. Silvernail, target reflects 40% of base salary. For all other executives, target reflects 35% of base salary.
3.	For all executives, the threshold of the plan-based non-equity incentive plan is 40% of target while the maximum is 167% of target.
4.	The exercise price of the option grants listed above corresponds with the closing price of our stock on the date of grant.
5.	For option awards, this value reflects the SFAS Black-Scholes value as of the date of the grant, February 2, 2007. The Black-Scholes value was $5.04 per option (using a volatility of 72.67%, an interest rate of 4.5% and an expected term of 6.08 years).
6.	For restricted stock awards, this value reflects the grant date value. For all awards, the fair market value is $7.43 per share which reflects the fair market value as of the closing price as of grant date.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table summarizes outstanding equity awards held by Named Executive Officers as of December 31, 2007.

	Option Awards					Stock Awards
Name			Equity Incentive Plan Awards					Equity Incentive Plan	Equity Incentive Plan Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options[1]	Number of Securities Underlying Unearned Options	Option Exercise Price	Option Expiration Date[1]	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
	(#) Exercisable	(#) Unexercisable	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Vicente Anido, Jr., PhD						13,950	$68,355	–	–
						20,800	$101,920	–	–
	100,461	0	0	$20.00	12/21/2011	–	–	–	–
	595,000	0	0	$3.49	12/16/2012	–	–	–	–
	84,333	3,667	0	$9.41	02/05/2014	–	–	–	–
	67,717	27,884	0	$10.27	02/17/2015	–	–	–	–
	59,675	70,525	0	$6.77	02/16/2016	–	–	–	–
	19,500	74,100	0	$7.43	02/02/2017	–	–	–	–
Lauren P. Silvernail						4,200	$20,580	–	–
						7,000	$34,300	–	–
	165,000	0	0	$5.40	03/10/2013	–	–	–	–
	26,833	1,167	0	$9.41	02/05/2014	–	–	–	–
	14,166	5,834	0	$10.27	02/17/2015	–	–	–	–
	18,287	21,613	0	$6.77	02/16/2016	–	–	–	–
	7,500	28,500	0	$7.43	02/02/2017	–	–	–	–
Marvin J. Garrett						4,575	$22,418	–	–
						7,000	$34,300	–	–
	14,815	0	0	$7.56	08/09/2009	–	–	–	–
	2,222	0	0	$7.56	03/14/2010	–	–	–	–
	1,700	0	0	$51.25	03/06/2011	–	–	–	–
	1,800	0	0	$22.50	10/29/2011	–	–	–	–
	2,000	0	0	$16.10	02/15/2012	–	–	–	–
	138,000	0	0	$3.49	12/16/2012	–	–	–	–
	20,125	875	0	$9.41	02/05/2014	–	–	–	–
	14,166	5,834	0	$10.27	02/17/2015	–	–	–	–
	19,891	23,509	0	$6.77	02/16/2016	–	–	–	–
	7,500	28,500	0	$7.43	02/02/2017	–	–	–	–
Thomas A. Mitro						2,925	$14,333	–	–
						8,000	$39,200	–	–
	30,000	0	0	$8.50	06/21/2012	–	–	–	–
	164,000	0	0	$3.49	12/16/2012	–	–	–	–
	23,958	1,042	0	$9.41	02/05/2014	–	–	–	–
	12,750	5,250	0	$10.27	02/17/2015	–	–	–	–
	13,887	16,413	0	$6.77	02/16/2016	–	–	–	–
	7,291	27,709	0	$7.43	02/02/2017	–	–	–	–
Timothy McNamara						3,375	$16,538	–	–
						5,500	$26,950	–	–
	23,125	6,875	0	$11.00	11/15/2014	–	–	–	–
	6,737	7,963	0	$6.77	02/16/2016	–	–	–	–
	11,266	30,334	0	$6.42	11/17/2016	–	–	–	–
	5,041	19,159	0	$7.43	02/02/2017	–	–	–	–

1.	Initial stock option grants awarded to new executives vest over a 4-year period, with 25% vesting on the first anniversary of the initial grant and the remaining 75% vesting in 36 monthly installments. All other outstanding stock option grants vest in monthly increments over a 4-year period except for Mr. Garrett’s grant made on 10/29/2001 which vests upon the approval of a drug in development. All stock option grants have a 10-year term.

Option Exercises and Stock Vested in Fiscal Year 2007

The following table sets forth information concerning the exercise of stock options or vesting of restricted stock for each Named Executive Officer in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)

(a)	(b)	(c)	(d)	(e)
Vicente Anido, Jr., PhD	–	–	4,650	$37,712
Lauren P. Silvernail	–	–	1,400	$11,354
Marvin J. Garrett	–	–	1,525	$12,368
Thomas A. Mitro	–	–	975	$7,907
Timothy R. McNamara	–	–	1,125	$7,794

Termination of Employment and Change-in-Control Agreements

CEO and Named Executive Officers Excluding Mrs. Silvernail

In the event a Named Executive Officer’s (excluding Mrs. Silvernail) employment is terminated by us without cause absent a change in control of the Company, we will provide the following severance compensation and benefits:

•

A lump sum severance payment in an amount equal to 12 months base salary with respect to the CEO, and 9 months base salary with respect to the other Named Executive Officers (excluding Mrs. Silvernail);

•

Health insurance premiums payable by us for continued health insurance coverage for such officer and all then insured dependents for a period of up to twelve months with respect to the CEO, and up to nine months with respect to the other Named Executive Officers (excluding Mrs. Silvernail). To be eligible for this coverage, such Named Executive Officers (excluding Mrs. Silvernail) must make a timely election to continue such coverage under COBRA and our obligation to pay the monthly health insurance premiums for continued group medical insurance ends when the Named Executive Officer becomes eligible for health insurance with a new employer; and

•	Outplacement services for one year, at our expense not to exceed $25,000, with a nationally recognized service selected by us.

In the event of a change in control of the Company and if within twenty-four months following such change in control the Named Executive Officer’s (excluding Mrs. Silvernail) employment is terminated by us without cause, or such Named Executive Officer (excluding Mrs. Silvernail) resigns for good reason within sixty days of the event forming the basis for such good reason termination, then we will provide the Named Executive Officer (excluding Mrs. Silvernail) with severance compensation and benefits consisting of:

•

For the CEO, a lump sum severance payment in an amount equal to 24 months base salary plus 2 times the higher of: (a) the target bonus to be earned for the year in which termination occurs, or (b) the bonus amount paid to the CEO in the prior year;

•

For other Named Executive Officers (excluding Mrs. Silvernail), 12 months base salary plus the higher of (a) one times the target bonus to be earned for the year in which termination occurs, or (b) one times the bonus amount paid the Named Executive Officer (excluding Mrs. Silvernail) in the prior year;

•

Health insurance premiums payable by us for continued health insurance coverage for such executive and all then insured dependents for a period of up to 24 months with respect to the CEO and 12 months with respect to all other Named Executive Officers (excluding Mrs. Silvernail). To be eligible for this coverage, each Named Executive Officer must make a timely election to continue such coverage under COBRA and our obligation to pay the monthly health insurance premiums for continued group medical insurance ends when the Named Executive Officer becomes eligible for health insurance with a new employer;

•	Outplacement services for one year, at our expense not to exceed $25,000, with a nationally recognized service selected by us; and

•

Any unvested options, restricted shares or other equity based awards then held by a Named Executive Officer (excluding Mrs. Silvernail) will become fully vested and, with respect to options, immediately exercisable, as of the date of termination.

Lauren P. Silvernail

We have also entered into an employment agreement with Lauren P. Silvernail. Mrs. Silvernail’s employment agreement sets forth her compensation arrangements, including her initial annual base salary and initial option grant. Mrs. Silvernail is also entitled to a performance bonus of up to 35% of her annual base salary. In February 2008, the Compensation Committee approved the increase of Mrs. Silvernail’s target bonus from 35% to 40%.

In the event of termination of employment not following a change-in-control other than voluntarily or for cause, Mrs. Silvernail will receive:

•	6 months of base salary as severance.

Mrs. Silvernail’s change-in-control agreement with us provides that if Mrs. Silvernail’s employment is terminated as a result of an “involuntary termination” within 24 months after a “change of control,” then she will be entitled to:

•	9 months of base salary and healthcare related benefits.

•	A pro rata portion of her performance bonus based upon the number of months that she was employed during the year of termination.

All options to purchase our common stock held by Mrs. Silvernail vest in full upon a “change of control” regardless of whether she is terminated, and all shares of stock subject to a right of repurchase by us (or our successor) that were purchased prior to the change of control shall have such right of repurchase lapse with respect to all of such shares.

The following tables summarize the amounts that would have been payable to each Named Executive Officer assuming the Named Executive Officer terminated on December 31, 2007:

Payments to Vicente Anido, Jr., PhD Assuming a December 31, 2007 Termination

	Cash Severance				Equity		Benefits Continuation [4] / Outplacement Services[6]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity[3]
Circumstances of Termination:	Multiple	$	Multiple	$
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	$838,950	N/A	N/A	N/A	$838,950
Involuntary Without Cause Termination[6]	1	$447,507	N/A	N/A	$838,950	N/A	$40,482	N/A	$1,326,939
Within 24 Months Following a Change in Control[6] • Involuntary Without Cause Termination or • Executive Resignation for Good Reason	2	$895,014	2	$537,008	$838,950	$170,275[3]	$55,964	N/A	$2,497,212

1. In the event of termination in context of a Change in Control, Dr. Anido receives the greater of (A) two (2) times his target bonus to be earned for the year in which termination occurs or (B) two (2) times the bonus amount paid to the Executive in the prior year. The bonus amount reflects the 2007 target bonus.

2. Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $4.90 as of December 31, 2007.

3. Any unvested and outstanding Equity Awards held by Dr. Anido shall become 100% vested as of the termination date of his employment.

4. Health insurance premiums payable by the Company for continued health insurance coverage for Dr. Anido and all his then currently insured dependents continue for up to 12 months, or 24 months in the context of a Change in Control, and his then currently insured dependents, provided that Dr. Anido makes a timely election to continue that coverage under COBRA, and provided further that the Company’s obligation to pay monthly health insurance premiums for continued group medical insurance will end when Dr. Anido becomes eligible for health insurance with a new employer, and Dr. Anido agrees to promptly notify the Company in writing of any such event of eligibility.

5. Dr. Anido will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.

6. Dr. Anido will also receive outplacement services for one year, at the Company’s expense, up to a maximum amount of $25,000, with a nationally recognized service provider selected by the Company.

Payments to Lauren P. Silvernail Assuming a December 31, 2007 Termination

	Cash Severance				Equity		Benefits Continuation[3]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity
Circumstances of Termination:	Multiple	$	Multiple	$
For Cause Termination[4] Voluntary Termination[4] Death or Disability[4]	N/A	N/A	N/A	N/A	$0	N/A	N/A	$71,424	$71,424
Involuntary Without Cause Termination	0.5	$129,580	N/A	N/A	$0	N/A	N/A	$71,424	$201,004
Within 24 Months Following a Change in Control[5] • Involuntary Without Cause Termination or • Executive Resignation for Good Reason	0.75	$194,370	N/A	$92,571	$0	$54,880	$11,612	$71,424	$424,857

1. In the event of termination in context of a Change in Control, Mrs. Silvernail will be entitled to a pro rata portion of her performance bonus based upon the number of months that she was employed during the year of termination. The bonus amount reflects 2007 bonus received.

2. Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $4.90 as of December 31, 2007.

3. In the event of a change-in-control, health insurance premiums payable by the company for continued health insurance coverage for up to 9 months for Mrs. Silvernail, provided that she makes a timely election to continue that coverage under COBRA, and provided further that the company’s obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mrs. Silvernail becomes eligible for health insurance with a new employer, and Mrs. Silvernail agrees to promptly notify the Company in writing of any such event of eligibility.

4. Mrs. Silvernail will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.

5. All options to purchase the Company’s common stock held by Mrs. Silvernail vest in full upon a “change of control” regardless of whether she is terminated, and all shares of stock subject to a right of repurchase by the Company (or its successor) that were purchased prior to the change of control shall have such right of repurchase lapse with respect to all of such shares.

Payments to Marvin J. Garrett Assuming a December 31, 2007 Termination

	Cash Severance				Equity		Benefits Continuation [4] / Outplacement Services[6]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity
Circumstances of Termination:	Multiple	$	Multiple	$
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	$194,580	N/A	N/A	$21,338	$215,918
Involuntary Without Cause Termination[6]	0.75	$214,038	N/A	N/A	$194,580	N/A	$36,612	$21,338	$466,568
Within 24 Months Following a Change in Control[6] • Involuntary Without Cause Termination or • Executive Resignation for Good Reason	1	$285,384	1	$99,884	$194,580	$56,718[3]	$40,482	$21,338	$698,386

1. In the event of termination in context of a Change in Control, Mr. Garrett receives the greater of (A) one (1) times his target bonus to be earned for the year in which termination occurs or (B) one (1) times the bonus amount paid to the Executive in the prior year. The bonus amount reflects the 2007 target bonus.

2. Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $4.90 as of December 31, 2007.

3. Any unvested and outstanding Equity Awards held by Executive shall become 100% vested as of the termination date of the Executive’s employment.

4. Health insurance premiums payable by the Company for continued health insurance coverage for Mr. Garrett and all then currently insured dependents continue for up to 9 months, or 12 months in the context of a Change in Control, and his then currently insured dependents, provided that Mr. Garrett makes a timely election to continue that coverage under COBRA, and provided further that the Company’s obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mr. Garrett becomes eligible for health insurance with a new employer, and Mr. Garrett agrees to promptly notify the Company in writing of any such event of eligibility.

5. Mr. Garrett will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.

6. Mr. Garrett will also receive outplacement services for one year, at the Company’s expense, up to a maximum amount of $25,000, with a nationally recognized service provider selected by the Company.

Payments to Thomas A. Mitro Assuming a December 31, 2007 Termination

	Cash Severance				Equity		Benefits Continuation[4] / Outplacement Services[6]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity
Circumstances of Termination:	Multiple	$	Multiple	$
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	$231,240	N/A	N/A	N/A	$231,240
Involuntary Without Cause Termination[6]	0.75	$205,862	N/A	N/A	$231,240	N/A	$36,612	N/A	$473,713
Within 24 Months Following a Change in Control[6] • Involuntary Without Cause Termination or • Executive Resignation for Good Reason	1	$274,482	1	$110,561	$231,240	$53,533[3]	$40,482	N/A	$710,298

1. In the event of termination in context of a Change in Control, Mr. Mitro receives the greater of (A) one (1) times his target bonus to be earned for the year in which termination occurs or (B) one (1) times the bonus amount paid to him in the prior year. The bonus amount reflects the 2007 actual bonus.

2. Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $4.90 as of December 31, 2007.

3. Any unvested and outstanding Equity Awards held by Executive shall become 100% vested as of the termination date of the Executive’s employment.

4. Health insurance premiums payable by the Company for continued health insurance coverage for Mr. Mitro and all then currently insured dependents continue for up to 9 months, or 12 months in the context of a Change in Control, and his then currently insured dependents, provided that Mr. Mitro makes a timely election to continue that coverage under COBRA, and provided further that the Company’s obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mr. Mitro becomes eligible for health insurance with a new employer, and Mr. Mitro agrees to promptly notify the Company in writing of any such event of eligibility.

5. Mr. Mitro will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.

6. Mr. Mitro will receive outplacement services for one year, at the Company’s expense, up to a maximum amount of $25,000, with a nationally recognized service provider selected by the Company.

Payments to Timothy McNamara Assuming a December 31, 2007 Termination

	Cash Severance				Equity		Benefits Continuation [4] / Outplacement Services[6]	401(K) Plan Balance	Total
	Base Salary		Bonus[1]		Value of Vested Equity[2]	Value of Accelerated Unvested Equity
Circumstances of Termination:	Multiple	$	Multiple	$
For Cause Termination[5] Voluntary Termination[5] Death or Disability[5]	N/A	N/A	N/A	N/A	$0	N/A	N/A	$60,480	$60,480
Involuntary Without Cause Termination[6]	0.75	$187,200	N/A	N/A	$0	N/A	$36,612	$60,480	$284,292
Within 24 Months Following a Change in Control[6] • Involuntary Without Cause Termination or • Executive Resignation for Good Reason	1	$249,600	1	$87,360	$0	$43,488[3]	$40,482	$60,480	$481,410

1. In the event of termination in context of a Change in Control, Mr. McNamara receives the greater of (A) one (1) times his target bonus to be earned for the year in which termination occurs or (B) one (1) times the bonus amount paid to him in the prior year. The bonus amount reflects the 2007 target bonus.

2. Reflects the excess of the fair market value over the exercise price of all vested and outstanding long-term incentive awards based on a stock price of $4.90 as of December 31, 2007.

3. Any unvested and outstanding Equity Awards held by Mr. McNamara shall become 100% vested as of the termination date of his employment.

4. Health insurance premiums payable by the Company for continued health insurance coverage for Mr. McNamara and all then currently insured dependents continue for up to 9 months, or 12 months in the context of a Change in Control, and his then currently insured dependents, provided that Mr. McNamara makes a timely election to continue that coverage under COBRA, and provided further that the Company’s obligation to pay monthly health insurance premiums for continued group medical insurance will end when Mr. McNamara becomes eligible for health insurance with a new employer, and Mr. McNamara agrees to promptly notify the Company in writing of any such event of eligibility.

5. Mr. McNamara will be paid any unpaid salary together with any unused vacation accrued to the effective date of such termination.

6. Mr. McNamara will also receive outplacement services for one year, at the Company’s expense, up to a maximum amount of $25,000, with a nationally recognized service provider selected by the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has elected to engage Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2008.

Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company.

Fees billed to us by Ernst & Young LLP during the Fiscal Year Ended December 31, 2007 and December 31, 2006.

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$608,629	$437,379
Audit Related Fees	—	—
Tax Fees	147,180	52,684
All Other Fees	—	—

Total Fees	$755,809	$490,063

Audit Fees. These consist of fees billed for professional services rendered for the audit of our consolidated financial statements, review of interim consolidated financial statements included in the quarterly reports on Form 10-Q for the respective fiscal years, irrespective of the period in which the related services are rendered or billed and services provided by the independent auditors in connection with regulatory filings, including accounting and financial work related to the proper application of financial accounting and/or reporting standards.

Tax Fees. These consist of fees for professional services rendered by Ernst & Young LLP for tax compliance, tax planning and tax advice. These services also include assistance related to state tax incentives.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides audit service detail in advance of the meeting of the Audit Committee held during the first calendar quarter of each year, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

For non-audit services, our senior management will submit from time to time to the Audit Committee for approval of non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Our senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

The Audit Committee approved 100% of the services provided by Ernst & Young LLP described above.

Ernst & Young LLP has audited our financial statements annually since our inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the foregoing Audit Committee Report shall not be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filing.

The Audit Committee of the Board of Directors met nine times during the fiscal year ended December 31, 2007 with representatives of the independent registered public accounting firm. Each Audit Committee member is qualified as “independent” as defined by Nasdaq Marketplace Rule 4200(a)(15) and under the rules promulgated by the Securities and Exchange Commission. The Audit Committee also met on February 20, 2008 to review the financial statements and related notes for the year ended December 31, 2007.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the internal audit function and the performance of the independent registered public accounting firm, and such other duties as directed by the Board of Directors. The Audit Committee operates under a written charter, as amended, a copy of which is posted on our website at www.istavision.com.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also considered whether the provision by the independent registered public accounting firm of non-audit services to us is compatible with maintaining the independent auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committees’ oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our independent registered public accounting firm is in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report to stockholders for the fiscal year ended December 31, 2007. The Audit Committee has also selected Ernst & Young LLP, independent registered public accounting firm, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2008.

Respectfully submitted,

Richard C. Williams, Chair
Benjamin F. McGraw, III, Pharm.D.
Wayne I. Roe

OTHER MATTERS

We know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Vicente Anido, Jr., Ph.D.

Vicente Anido, Jr., Ph.D.

Chief Executive Officer, President and Director

Irvine, California

November 7, 2008

ISTA PHARMACEUTICALS, INC.
C123456789
MR A SAMPLE	000004	000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1		000000000.000000 ext	000000000.000000 ext
ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE

TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 10, 2008.
Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:
	For	Withhold		For	Withhold		For	Withhold	+
01 - Vicente Anido, Jr., Ph.D.	☐	☐	02 - Kathleen D. LaPorte	☐	☐	03 - Richard C. Williams	☐	☐

		For	Against	Abstain

2.	Ratification of Ernst & Young LLP as our Independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

3.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE

BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

Proxy — ISTA PHARMACEUTICALS, INC.

Proxy Solicited by the Board of Directors

Annual Meeting of the Stockholders, December 10, 2008

The undersigned hereby nominates, constitutes and appoints Vicente Anido, Jr., Ph.D. and Lauren P. Silvernail, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ISTA PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the 2008 Annual Meeting of Stockholders to be held at the offices of Stradling Yocca Carlson & Rauth, our legal counsel, located at 660 Newport Center Drive, 16th Floor, Newport Beach, California 92660 on December 10, 2008 at 11:30 a.m., local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as stated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THIS PROXY AND “FOR” PROPOSAL NO. 2.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY